SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 September 30, 2004
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

 (425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 unde4r the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01

Other Events.

     As previously reported by SonoSite, Inc.  in various filings with the SEC, Neutrino Development Corporation of Texas filed a complaint against us on July 24, 2001, in the U.S. District Court for the Southern District of Texas, Houston  Division, alleging that  SonoSite’s use, sale and manufacture of the SonoSite 180, SonoSite 180 PLUS, SonoHeart and SonoHeart PLUS devices infringe Neutrino’s U.S. patent 6,221,021, or the ‘021 patent. On October 4, 2001, the court issued an order denying a request by Neutrino for a preliminary injunction to prevent us from manufacturing and selling our products pending the ultimate disposition of the litigation.  After motion practice, preliminary discovery, and a “Markman” hearing in February 2002 to construe the claim language as a matter of law, the parties filed motions for summary judgment and the case was stayed pending the court’s resolution of summary judgment motions.

     On September 30, 2004, the Texas court issued its rulings on the summary judgment motions.  First, the court denied SonoSite’s Motion for Summary Judgment Based on Invalidity, finding that there are issues of fact in dispute that must be resolved by a jury at trial.  Second, the court granted Neutrino’s Motion for Summary Judgment of Infringement, finding that the SonoSite products infringe the ‘021 patent as the Court has construed the claims in the Markman hearing.  As a result of these orders, it is expected that the court will hold a scheduling conference in the next 60 days and date set for a jury trial in 2005.  These orders do not constitute a final disposition of this case.

     We believe that we have good and sufficient defenses to the claims of patent infringement asserted against us by Neutrino and we will continue to vigorously defend ourselves in this matter. We have not accrued any amounts for potential losses related to these proceedings. Because of uncertainties related to both the amount and range of loss on the pending litigation, management is unable to make a reasonable estimate of the liability that could result from an unfavorable outcome. As additional information becomes available, we will assess the potential liability related to this pending litigation. We will record accruals for losses if and when we determine that a negative outcome of such matters is probable and reasonably estimable.

     Neutrino also filed suit in the Middle District of Florida on August 19, 2003 against a former SonoSite distributor alleging that a limited number of SonoSite 180 products sold by that distributor infringed the ‘021 patent.  We assumed defense of the Florida action.  The court, upon Neutrino’s motion, later added SonoSite as a defendant.  Neutrino alleges that our sales of our iLook 15, iLook 25, SonoHeart Elite and Titan products also infringe the '021 patent.  The distributor does not sell the iLook, SonoHeart Elite or Titan products.  In June 2004, the Florida Court stayed all proceedings in the Florida action for six months, pending activity in the Texas case.  The Texas court recently denied our request to stay proceedings in the Florida action because the Florida court had already stayed that action.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	October 5, 2004	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer